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As filed with the Securities and Exchange Commission on December 28, 2001
                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         FIRST BANCORP OF INDIANA, INC.
   (exact name of registrant as specified in its certificate of incorporation)

                                     INDIANA
                         (state or other jurisdiction of
                         incorporation or organization)

                                   35-2061832
                        (IRS Employer Identification No.)

                            2200 WEST FRANKLIN STREET
                            EVANSVILLE, INDIANA 47712
                                 (812) 423-3196
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                         FIRST BANCORP OF INDIANA, INC.
                         1999 STOCK-BASED INCENTIVE PLAN
                            (Full Title of the Plan)
                  -------------------------------------------

                                                   COPIES TO:
HAROLD DUNCAN                                      PAUL M. AGUGGIA, ESQUIRE
PRESIDENT AND CHIEF EXECUTIVE OFFICER              AARON M. KASLOW, ESQUIRE
FIRST BANCORP OF INDIANA, INC.                     MULDOON MURPHY & FAUCETTE LLP
2200 WEST FRANKLIN STREET                          5101 WISCONSIN AVENUE, N.W.
EVANSVILLE, INDIANA 47712                          WASHINGTON, DC  20016
(812) 423-3196                                     (202) 362-0840
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
             Securities Act of 1933, check the following box. / X /
                                                              ----
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
========================================================================================================
  Title of each Class of      Amount to be    Proposed Purchase    Estimated Aggregate   Registration
Securities to be Registered  Registered (1)  Price Per Share (2)    Offering Price (3)         Fee
--------------------------------------------------------------------------------------------------------
       Common Stock             50,000
      $.01 par Value            Shares             $12.90                $645,000             $162
========================================================================================================

(1) Additional shares to be registered for issuance pursuant to the exercise of stock options under the First Bancorp of Indiana, Inc. 1999 Stock-Based Incentive Plan (the "Incentive Plan"), as amended. The Registrant registered 318,136 shares of Common Stock under the Incentive Plan on May 2, 2000 (SEC File No. 333-36076). This Registration Statement also covers an indeterminate number of shares reserved for issuance pursuant to the Incentive Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of First Bancorp of Indiana, Inc. (the "Company").

(2) Represents the fair market value of the Common Stock on December 26, 2001, for which options for 50,000 shares of Common Stock are available for grant under the Incentive Plan.

(3) Estimated solely for purposes of calculating the registration fee.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SECTION 230.462.

Number of Pages 14
Exhibit Index begins on Page 4


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FIRST BANCORP OF INDIANA, INC.

The contents of the previously filed Registration Statement on Form S-8 for the First Bancorp of Indiana, Inc. 1999 Stock-Based Incentive Plan, filed with the SEC on May 2, 2000 (File No. 333-36076), are incorporated herein by reference. This Form S-8 Registration Statement is filed to register 50,000 additional shares of First Bancorp of Indiana, Inc. Common Stock for issuance upon the exercise of stock options granted under the Incentive Plan.

ITEM 8.   LIST OF EXHIBITS.

        The  following  exhibits  are  filed  herewith  (numbering   corresponds
generally to the Exhibit Table in Item 601 of Regulation S-K):

        4 Resolution to Amend the First Bancorp of Indiana, Inc. 1999 Stock-Based Incentive Plan.

        5 Opinion of Muldoon Murphy & Faucette LLP as to the legality of the Common Stock to be issued under the Incentive Plan.

        23.1 Consent of Muldoon Murphy & Faucette LLP (contained in the opinion included in Exhibit 5).

        23.2    Consent of BKD LLP

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, First Bancorp of Indiana, Inc., hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on December 19, 2001.

                                      FIRST BANCORP OF INDIANA, INC.


                                      By:  /s/ Harold Duncan
                                           -------------------------------------
                                           Harold Duncan
                                           President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Name                         Title                              Date
     ----                         -----                              ----

/s/ Harold Duncan              President and Chief Executive   December 19, 2001
------------------------       Officer, Director
Harold Duncan                  (principal executive officer)


/s/ George J. Smith            Treasurer                       December 19, 2001
------------------------       (principal accounting and
George J. Smith                financial officer)


/s/ Michael H. Head            Vice President                  December 19, 2001
------------------------
Michael H. Head


/s/ Frank E. Kern              Director                        December 19, 2001
------------------------
Frank E. Kern


/s/ E. Harvey Seaman           Director                        December 19, 2001
---------------------------
E. Harvey Seaman


/s/ James L. Will, Jr.         Director                        December 19, 2001
------------------------
James L. Will, Jr.


/s/ Jerome A. Ziemer           Director                        December 19, 2001
------------------------
Jerome A. Ziemer



                                        3

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                                  EXHIBIT INDEX
                                  -------------



                                                                                Sequentially
                                                                                 Numbered
                                                                                   Page
Exhibit No.   Description                      Method of Filing                   Location
-----------   ------------------------------   -----------------------------   ---------------

     4        Resolution to Amend the First    Filed herewith.                        6
              Bancorp of Indiana, Inc. 1999
              Stock-Based Incentive Plan

     5        Opinion of Muldoon Murphy &      Filed herewith.                       11
              Faucette LLP

   23.1       Consent of Muldoon Murphy &      Contained in Exhibit 5.               ---
              Faucette LLP

   23.2       Consent of BKD LLP               Filed herewith.                       14

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